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                                                                     EXHIBIT 11



                              PATLEX CORPORATION
                Statement of Computation of Per Share Earnings
                 (Dollars in Thousands Except Per Share Data)


                                                             Years ended June 30,
                                                               1996         1995
                                                            ----------------------
                                                                          (Note A)
Net income                                                     $2,196        $1,700
                                                            =======================
Earnings per share-primary                                      $0.98         $0.67
                                                            =======================
Earnings per share-fully diluted                                $0.98         $0.67
                                                            =======================
Average number of common and common equivalent shares:

PRIMARY:
  Weighted average common shares outstanding                1,896,817     2,254,388
  Dilutive effect of exercise of certain stock options        338,605            --
                                                            -----------------------
Average common shares-Primary                               2,235,422     2,524,388
                                                            =======================
FULLY DILUTED:
  Weighted average common shares outstanding                1,896,817     2,524,388
  Dilutive effect of exercise of certain stock options        338,605            --
                                                            -----------------------
Average common shares-Fully diluted                         2,235,422     2,524,388
                                                            =======================

Note A.
  The calculations above, relating to the year ended June 30, 1995, are presented on a proforma basis since Patlex Corporation was a subsidiary of AFG, Inc. until the spin-off and distribution date of September 27, 1995. Consequently, the presentation is based on the number of Patlex's common stock which would have been outstanding had the distribution occurred one year earlier with no change in the number of shares outstanding occurring since that date.